Exhibit 99.1
Keros Therapeutics Reports Third Quarter 2025 Financial Results

LEXINGTON, Mass., November 5, 2025 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today reported financial results for the quarter ended September 30, 2025.

“We are excited that our partner Takeda plans to advance elritercept into a Phase 3 clinical trial to evaluate elritercept in the first-line setting in myelodysplastic syndromes,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer. “We are pleased with the continued progress of both our partner and our internal pipeline, as we advance toward initiating a Phase 2 clinical trial of KER-065 in patients with Duchenne muscular dystrophy.”

Third Quarter 2025 Financial Results

Keros reported a net loss of $7.3 million in the third quarter of 2025 as compared to a net loss of $53.0 million in the third quarter of 2024. The decrease of $45.7 million was largely due to revenue recognized related to Keros’ license agreement with Takeda Pharmaceuticals U.S.A., Inc. (“Takeda”), partially offset by research and development efforts as well as additional investments to support the achievement of Keros’ clinical and corporate goals.

Research and development expenses were $19.5 million for the third quarter of 2025 as compared to $49.2 million for the same period in 2024. The decrease of $29.7 million was primarily due to the transition of elritercept-related research and development expenses to Takeda.

General and administrative expenses were $10.1 million for the third quarter of 2025 as compared to $9.8 million for the same period in 2024. The increase of $0.3 million was primarily due to an increase in other external expenses partially offset by a decrease in compensation costs, including stock-based compensation costs, in connection with a reduction in headcount.

Keros’ cash and cash equivalents as of September 30, 2025 was $693.5 million compared to $559.9 million as of December 31, 2024. Based on current operating assumptions, Keros expects that its cash and cash equivalents as of September 30, 2025, less $375.0 million of excess capital that the Company's Board of Directors has determined to return to stockholders, will enable Keros to fund its operating expenses and capital expenditure requirements into the first half of 2028.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, KER-065, is being developed for the treatment of neuromuscular diseases, with an initial focus on Duchenne muscular dystrophy. Keros’ most advanced product candidate, elritercept, is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “enable,” “expects” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its strategy, progress and timing of its clinical trials for KER-065; Takeda's plans to advance elritercept into a Phase 3 clinical trial; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Investor Contact:
Justin Frantz
jfrantz@kerostx.com
617-221-6042

Media Contact:
Mahmoud Siddig / Adam Pollack / Viveca Tress
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
REVENUE:
Service and other revenue	4,262	388	38,321	508
License revenue	10,000	—	205,355	—
Total revenue	14,262	388	243,676	508
OPERATING EXPENSES:
Research and development	(19,519)	(49,225)	(111,731)	(127,998)
General and administrative	(10,127)	(9,820)	(35,106)	(30,089)
Total operating expenses	(29,646)	(59,045)	(146,837)	(158,087)
INCOME (LOSS) FROM OPERATIONS	(15,384)	(58,657)	96,839	(157,579)
OTHER INCOME (EXPENSE), NET
Dividend income	6,933	5,793	20,845	16,977
Other expense, net	(253)	(92)	(812)	(725)
Total other income, net	6,680	5,701	20,033	16,252
Income (loss) before income taxes	(8,704)	(52,956)	116,872	(141,327)
Income tax (provision) benefit	1,424	—	(6,397)	—
Net income (loss)	$(7,280)	$(52,956)	$110,475	$(141,327)

Net income (loss) attributable to common stockholders — basic and diluted	$(7,280)	$(52,956)	$110,475	$(141,327)

Weighted-average shares of common stock outstanding — basic	40,623,364	37,590,727	40,598,777	36,463,906
Weighted-average shares of common stock outstanding — diluted	40,623,364	37,590,727	41,202,371	36,463,906

Net income (loss) per share of common stock — basic	$(0.18)	$(1.41)	$2.72	$(3.88)
Net income (loss) per share of common stock — diluted	$(0.18)	$(1.41)	$2.68	$(3.88)

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	SEPTEMBER 30, 2025	DECEMBER 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	693,472	559,931
Accounts receivable	3,492	2,742
Prepaid expenses and other current assets	22,343	26,220
Total current assets	719,307	588,893
Operating lease right-of-use assets	17,463	19,251
Property and equipment, net	4,564	4,237
Restricted cash	1,449	1,449
Other long-term assets	—	2,056
TOTAL ASSETS	742,783	615,886
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	2,298	4,602
Current portion of operating lease liabilities	2,318	1,978
Accrued expenses and other current liabilities	15,174	20,870
Deferred revenue	155	—
Current tax liability	4,147	—
Total current liabilities	24,092	27,450
Operating lease liabilities, net of current portion	15,111	16,883
Total liabilities	39,203	44,333
STOCKHOLDERS' EQUITY:
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no shares issued and outstanding	—	—
Series A junior participating preferred stock, par value of $0.0001 per share; 500,000 and no shares authorized as of September 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 40,632,164 and 40,554,705 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	1,161,880	1,140,328
Accumulated deficit	(458,304)	(568,779)
Total stockholders' equity	703,580	571,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	742,783	615,886